EXHIBIT 1.1

August 30, 2004

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Wachovia Capital Markets, LLC

One Wachovia Center, 10th Floor

301 South College Street

Charlotte, North Carolina 28288-0610

Deutsche Bank Securities Inc.

60 Wall Street

New York,

New York 10005

Morgan Stanley & Co. Incorporated

1585 Broadway

New York,

New York 10036

NovaStar Mortgage, Inc. (the “Seller”), NovaStar Mortgage Funding Corporation (the “Company”) and NovaStar Financial, Inc. (“NFI”) hereby confirm their agreement to sell certain asset backed certificates to Greenwich Capital Markets, Inc. (“GCM”), Wachovia Capital Markets, LLC (“Wachovia”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley” and, together with GCM, Wachovia and Deutsche Bank, the “Underwriters”) as described herein. The certificates will be secured by the assets of a trust consisting primarily of three segregated pools of certain mortgage loans (the “Mortgage Loans”), which were originated by the Seller, as originator (in such capacity, the “Originator”) or its affiliate. Pursuant to a Pooling and Servicing Agreement dated as of September 1, 2004 (the “Pooling and Servicing Agreement”) among the Company, the Seller, Wachovia Bank, National Association, a national banking corporation (“Wachovia Bank”), not in its individual capacity, but solely as Custodian (the “Custodian”), JPMorgan Chase Bank, a New York banking corporation, not in its individual capacity, but solely as trustee (the “Trustee”), NovaStar Mortgage Funding Trust 2004-3, a common law trust acting through the Trustee (the “Issuer” or the “Trust”), will issue the Class A-1A Certificates, the Class A-1B Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-3C Certificates, the Class A-3D Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class I Certificates, the Class C Certificates and the Class R Certificates, as described herein.

All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Pooling and Servicing Agreement. The phrase “this Agreement” shall refer to this letter by the Seller, the Company and NFI to the Underwriters as agreed to and accepted by the Underwriters as of the date hereof.

1. Securities. The securities will be issued in classes as follows: (i) eight classes of senior certificates designated as Asset-Backed Certificates, Class A-1A (the “Class A-1A Certificates”), Asset-Backed Certificates, Class A-1B (the “Class A-1B Certificates”), Asset-Backed Certificates, Class A-2A (the “Class A-2A Certificates”), Asset-Backed Certificates, Class A-2B (the “Class A-2B Certificates”), Asset-Backed Certificates, Class A-3A (the “Class A-3A Certificates”), Asset-Backed Certificates, Class A-3B (the “Class A-3B Certificates”), Asset-Backed Certificates, Class A-3C (the “Class A-3C Certificates”) and Asset-Backed Certificates, Class A-3D (the “Class A-3D Certificates” and collectively with the Class A-1A Certificates, the Class A-1B Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-3A Certificates, the Class A-3B Certificates and the Class A-3C Certificates, the “Class A Certificates” or “Senior Certificates”); (ii) six classes of mezzanine certificates designated as Asset-Backed Certificates, Class M-1 (the “Class M-1 Certificates”), Asset-Backed Certificates, Class M-2 (the “Class M-2 Certificates”), Asset-Backed Certificates, Class M-3 (the “Class M-3 Certificates”), Asset-Backed Certificates, Class M-4 (the “Class M-4 Certificates”), Asset-Backed Certificates, Class M-5 (the “Class M-5 Certificates”) and Asset-Backed Certificates, Class M-6 (the “Class M-6 Certificates” and collectively with the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates, the “Class M Certificates”); (iii) four subordinate classes of certificates designated as Asset-Backed Certificates, Class B-1 (the “Class B-1 Certificates”), Asset-Backed Certificates, Class B-2 Certificates (the “Class B-2 Certificates”), Asset-Backed Certificates, Class B-3 Certificates (the “Class B-3 Certificates”) and Asset-Backed Certificates, Class B-4 (the “Class B-4 Certificates” and collectively with the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, the “Class B Certificates” and collectively with the Class A Certificates and Class M Certificates, the “Offered Certificates”); (iv) a senior certificate entitling the holder to certain interest payments designated as Asset-Backed Certificates, Class I (the “Class I Certificates”); (v) a subordinate class of certificates designated as Asset-Backed Certificates, Class C Certificates (the “Class C Certificates”); and (vi) a residual class of certificates designated as Asset-Backed Certificates, Class R Certificates (the “Class R Certificates” and collectively with the Class I Certificates and the Class C Certificate, the “Non-Offered Certificates” and collectively with the Offered Certificates, the “Certificates”).

2. Representations and Warranties of the Seller and the Company. The Seller and the Company represent and warrant to, and covenant with, the Underwriters that:

A. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-114297) on Form S-3 for the registration under the Securities Act of 1933, as amended (the “Act”), of asset backed securities (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with such Rule. The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement dated the date hereof to the prospectus dated April 16, 2004 relating to the Offered Certificates and the method of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Offered Certificates to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the “Registration Statement”; such prospectus dated April 16, 2004, in the form in which it will be filed with the Commission pursuant to Rule

424(b) under the Act is hereinafter called the “Basic Prospectus”; such supplement dated the date hereof to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) of the Act, is hereinafter called the “Prospectus Supplement”; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the “Prospectus.” Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424 is hereinafter called a “Preliminary Prospectus Supplement.” The Company will file with the Commission within fifteen days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the related Mortgage Loans (the “8-K”).

B. As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as defined below), any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Seller nor the Company makes any representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter Information.

C. Each of the Seller, the Company, NFI and NovaStar REMIC Financing Corporation (“NRFC”) (collectively, the “NovaStar Entities”) is duly organized, validly existing and in good standing under the laws of the state of its respective incorporation, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it conducts business (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of such entity or (ii) any risk whatsoever as to the enforceability of any Mortgage Loan.

D. There are no actions, proceedings or investigations pending, or, to the knowledge of the Seller or the Company, threatened, before any court, governmental agency or body or other tribunal: (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, each ISDA master agreement and related confirmation between Greenwich Capital Derivatives, Inc. or Wachovia Bank, N.A. and the related NovaStar Entity that is a party thereto, (the “Swap Agreements”), the assignment by the related NovaStar Entity of each Swap Agreement (the “Assignment”), the Mortgage Loan Purchase Agreement, dated as of September 1, 2004 (the “Mortgage Loan Purchase Agreement”), between the Seller and the Company and the REMIC Interests Sale Agreement, dated as of September 1, 2004 (the “REMIC Sale

Agreement,” and collectively, the “Agreements”) between the Company and NRFC, or the Offered Certificates; (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreements; (iii) which may, individually or in the aggregate, materially and adversely affect the performance by the NovaStar Entities of their respective obligations under, or the validity or enforceability of, the Agreements or the Certificates; or (iv) which may affect adversely the federal income tax attributes of the Offered Certificates as described in the Prospectus.

E. The execution and delivery by the NovaStar Entities of the Agreements are within their respective corporate power and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the NovaStar Entities and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the NovaStar Entities or any of their affiliates is a party or by which it or any of them is bound or to which any of the property of the NovaStar Entities or any of their affiliates is subject, the NovaStar Entities’ charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the NovaStar Entities, any of their affiliates or any of their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the issuance and sale of the Offered Certificates. Neither the NovaStar Entities nor any of their affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the NovaStar Entities or any of their affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the NovaStar Entities to perform their obligations under the Agreements or (ii) the business, operations, results of operations, financial position, income, properties or assets of the NovaStar Entities.

F. This Agreement has been duly executed and delivered by the Seller and the Company, and the other Agreements will be duly executed and delivered by the NovaStar Entities, and each constitutes and will constitute the legal, valid and binding obligation of each of the NovaStar Entities enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

G. The Offered Certificates will conform in all material respects to the description thereof to be contained in the Prospectus and will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

H. On the Closing Date, the Closing Date Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. On each Subsequent Transfer Date, the Subsequent Mortgage Loans will conform to the criteria set forth in the Prospectus Supplement. The representations and warranties of the Seller and the Company set out in the Pooling and Servicing Agreement are hereby made to the Underwriters as though set out herein, and at the dates specified therein, such representations and warranties were or will be true and correct in all material respects.

I. The NovaStar Entities possess all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings pending or, to the best knowledge of the Seller and the Company, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the NovaStar Entities.

J. Any taxes, fees and other governmental charges in connection with the execution and delivery of the Agreements or the execution and issuance of the Offered Certificates have been or will be paid at or prior to the Closing Date.

K. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the NovaStar Entities or their affiliates, taken as a whole, from June 30, 2004.

L. The Agreements will conform in all material respects to the descriptions thereof, if any, contained in the Prospectus.

M. Neither the Company nor the Trust created by the Pooling and Servicing Agreement is an “investment company” within the meaning of such term under the Investment Company Act of 1940 (the “1940 Act”) and the rules and regulations of the Commission thereunder. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

N. Neither the Seller nor the Company is aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

3. Agreements of the Underwriters. Each Underwriter, severally and not jointly, agrees with the Seller, the Company and NFI that upon the execution of this Agreement and authorization by each Underwriter of the release of the Offered Certificates, each Underwriter shall offer the Offered Certificates for sale upon the terms and conditions set forth herein in the amounts set forth in Annex A hereto.

4. Purchase, Sale and Delivery of the Offered Certificates. Each of the Seller and the Company hereby agree, subject to the terms and conditions hereof, to sell the Offered Certificates to the Underwriters, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby severally and not jointly agree to purchase the principal amount of the Offered Certificates set forth in Annex A hereto. At the time of issuance of the Offered Certificates, the Mortgage Loans will be transferred by the Seller to the Company, and by the Company to the Trust pursuant to the Pooling and Servicing Agreement.

The Offered Certificates to be purchased by each Underwriter will be delivered by the Seller and the Company to each Underwriter (which delivery shall be made through the facilities of The Depository Trust Company (“DTC”)) against payment of the purchase price therefor, set forth in Annex A hereto, by a same day federal funds wire payable to the order of the Seller.

Settlement shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., on September 9, 2004 or at such other time thereafter as each of the Underwriters, the Seller and the Company determine (such time being herein referred to as the “Closing Date”). The Offered Certificates will be prepared in definitive form and in such authorized denominations as each Underwriter may request, registered in the name of Cede & Co., as nominee of the Depository Trust Company.

The Seller and the Company agree to have the Offered Certificates available for inspection and review by the Underwriters in New York not later than 10:00 a.m. New York time on the business day prior to the Closing Date.

5. Covenants of the Seller and the Company. Each of the Seller and the Company covenant and agree with the Underwriters that:

A. The Seller and the Company will promptly advise each Underwriter and its counsel (i) when any amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (iv) of the receipt by the Seller or the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Neither the Seller nor the Company will file any amendment to the Registration Statement or supplement to the Prospectus after the date hereof and prior to the Closing Date for the Offered Certificates unless the Seller and the Company have furnished each Underwriter and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which such Underwriter reasonably objects, unless such filing is required by law. The Seller and the Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Seller and the Company will promptly prepare and file with the Commission, subject to Paragraph A of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

C. The Seller and the Company will furnish to each Underwriter, without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a Prospectus by the Underwriters or a dealer may be required by the Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriters may reasonably request. The Seller and the Company will pay the expenses of printing all offering documents relating to the offering of the Offered Certificates.

D. As soon as practicable, but not later than sixteen months after the effective date of the Registration Statement, the Seller and the Company will make generally available to Holders of Offered Certificates an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and, at the option of the Seller and the Company, will satisfy the requirements of Rule 158 under the Act.

E. So long as any of the Offered Certificates are outstanding, the Seller and the Company will cause to be delivered to each Underwriter (i) all documents required to be distributed to the Offered Certificateholders and (ii) from time to time, any other information filed with any government or regulatory authority that is otherwise publicly available, as any of the Underwriters may reasonably request.

F. The Seller and the Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses in connection with the transactions contemplated herein, including, but not limited to, the expenses of printing (or otherwise reproducing) all documents relating to the offering, the fees and disbursements of its counsel and expenses of each Underwriter incurred in connection with (i) the proposed purchase and sale of the Offered Certificates; (ii) preparation of all documents specified in this Agreement; (iii) any fees and expenses of the Trustee; (iv) any fees and expenses of the Certificate Administrator; (v) any fees charged by investment rating agencies for rating the Offered Certificates; and (vi) their investigation with regard to the NovaStar Entities.

G. Each of the Seller and the Company agrees that, so long as any of the Offered Certificates shall be outstanding, it will deliver or cause to be delivered to each

Underwriter (i) the annual statement as to compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished by the Servicer to the Trustee pursuant to Section 3.17 of the Pooling and Servicing Agreement as soon as such statement is furnished to the Seller and the Company; and (iii) any information and reports required to be delivered by the Servicer pursuant to Article III and Section 4.03 of the Pooling and Servicing Agreement.

H. The Seller, and the Company will enter into each of the Agreements to which it is a party and all related agreements on or prior to the Closing Date.

I. The Seller and the Company will endeavor to qualify the Offered Certificates for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Underwriters, if any, and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Certificates for investment under the laws of such jurisdictions as the Underwriters may reasonably designate, if any.

6. Conditions of the Underwriters’ Obligation. The obligation of each Underwriter to purchase and pay for the Offered Certificates as provided herein shall be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties of the Seller and the Company contained herein (including those representations and warranties set forth in the other Agreements incorporated herein), to the accuracy of the statements of the Seller and the Company made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Seller and the Company of their obligations hereunder, and to the following additional conditions:

A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b).

B. The Underwriters shall have received the Agreements and the Offered Certificates in form and substance satisfactory to the Underwriters, duly executed by all signatories required pursuant to the respective terms thereof.

C. The Underwriters shall have received the favorable opinion of Dewey Ballantine LLP, counsel to NovaStar Entities with respect to the following items, dated the Closing Date, to the effect that:

(1) Each of the NovaStar Entities has been duly organized and is validly existing as a corporation in good standing under the laws of its respective state of incorporation, and is qualified to do business in each state necessary to enable it to perform its obligations under each of the Agreements. Each of the NovaStar Entities has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of each of the Agreements.

(2) Each of the Agreements has been duly and validly authorized, executed and delivered by the applicable NovaStar Entities, all requisite corporate action having been taken with respect thereto, and each constitutes the valid, legal and binding agreement of the NovaStar Entities, and would be enforceable against the applicable NovaStar Entities in accordance with their respective terms.

(3) Neither the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Offered Certificates nor the execution, delivery or performance by the NovaStar Entities of, the Agreements (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of any certificate of incorporation or bylaws of the NovaStar Entities; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which any NovaStar Entity is a party or is bound and which has been identified to such counsel by the appropriate officers of such entity; or (iii) to the best of such counsel’s knowledge following due inquiry made of the appropriate officers of such entity, any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over any NovaStar Entity; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust or upon the Offered Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

(4) No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of Kansas, for the execution, delivery and performance of the Agreements, or the offer, issuance, sale or delivery of the Offered Certificates or the consummation of any other transaction contemplated thereby by the NovaStar Entities, except such which have been obtained.

(5) There are no actions, proceedings or investigations pending or, to such counsel’s knowledge, threatened against the NovaStar Entities before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Agreements or the Offered Certificates; (ii) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by the Agreements; or (iii) which would materially and adversely affect the performance by the NovaStar Entities of obligations under, or the validity or enforceability of, the Offered Certificates or the Agreements.

(6) Except as to any financial or statistical data contained in the Registration Statement, to the best of such counsel’s knowledge, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(7) To the best of the knowledge of such counsel, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Offered Certificates (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

(8) The Swap Agreements and the related Assignments have been duly and validly authorized, executed and delivered by the applicable NovaStar Entity, all requisite corporate action having been taken with respect thereto, and each constitutes the valid, legal and binding agreement of such NovaStar Entity, and would be enforceable against the applicable NovaStar Entity in accordance with the terms thereof.

In rendering their opinions, the counsel described in this Paragraph C may rely, as to matters of fact, on certificates of responsible officers of the NovaStar Entities, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the NovaStar Entities.

D. The Underwriters shall have received a letter from Deloitte & Touche, LLP dated on or before the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in the Prospectus and certain matters relating to the Seller.

E. Each class of Offered Certificates shall have been given the ratings listed for such class by the applicable rating agencies on page S-7 of the Prospectus Supplement and none of such ratings shall have been rescinded. The Underwriters and their counsel shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Offered Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

F. The Underwriters shall have received from the NovaStar Entities certificates, signed by the president, a senior vice president or a vice president of the NovaStar Entities, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Agreements and that, to the best of his or her knowledge based upon reasonable investigation:

(1) the representations and warranties of the NovaStar Entities in this Agreement, as of the Closing Date, and in the other Agreements and in all related Agreements, as of the date specified in such Agreements, are true and correct, and the NovaStar Entities have complied with all the Agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2) there are no actions, suits or proceedings pending, or to the best of such officer’s knowledge, threatened against or affecting the NovaStar Entities which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect such entity’s obligations under the Agreements in any material way; and no merger, liquidation, dissolution or bankruptcy of the NovaStar Entities is pending or contemplated;

(3) the information contained in the Registration Statement relating to the NovaStar Entities and the Mortgage Loans is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

(4) the information set forth in the Schedule required to be furnished pursuant to the Mortgage Loan Purchase Agreement is true and correct in all material respects;

(5) there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the NovaStar Entities since September 1, 2004, and no such amendment has been authorized. No event has occurred since August 27, 2004, which has affected the good standing of the NovaStar Entities under the laws of its respective state of incorporation;

(6) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the NovaStar Entities and their respective subsidiaries, taken as a whole, from June 30, 2004; and

(7) each person who, as an officer or representative of the NovaStar Entities signed or signs the Registration Statement, the Agreements or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

Each of the NovaStar Entities shall attach to such certificate a true and correct copy of its articles of incorporation and bylaws which are in full force and effect on the date of such certificate, and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

G. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since June 30, 2004, of (A) the NovaStar Entities and their affiliates that is in the Underwriters’ judgment material and adverse and that makes it in the Underwriters’ judgment impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

H. The Underwriters shall have received a favorable opinion of counsel to the Custodian, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

(1) The Custodian is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the Agreements;

(2) each of the Agreements to which it is a party has been duly authorized, executed and delivered by the Custodian and each constitutes the legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its respective terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Custodian, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

(3) no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Custodian in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder; and

(4) the execution and delivery of, and performance by the Custodian of its obligations under, the Agreements do not conflict with or result in a violation of any statute or regulation applicable to the Custodian, or the charter or bylaws of the Custodian, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Custodian or the terms of any indenture or other agreement or instrument to which the Custodian is a party or by which it is bound.

In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Company, the Custodian and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Custodian.

I. The Underwriters shall have received from the Trustee a certificate, signed by the president, a senior vice president or a vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Offered Certificates, the Agreements or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

J. The Underwriters shall have received a favorable opinion of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

(1) The Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the Agreements;

(2) each of the Agreements to which it is a party has been duly authorized, executed and delivered by the Trustee and each constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its respective terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

(3) no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Trustee in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder;

(4) the Offered Certificates have been duly executed, authenticated and delivered by the Trustee and assuming delivery and payment are validly issued therefor and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement; and

(5) the execution and delivery of, and performance by the Trustee of its obligations under, the Agreements do not conflict with or result in a violation of any statute or regulation applicable to the Trustee, or the charter or bylaws of the Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Trustee or the terms of any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound.

In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Company, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee.

K. The Underwriters shall have received such opinion or opinions, dated the Closing Date, with respect to (i) the “true sale” of the Mortgage Loans from the Seller to the Company and from the Company to the Trust and (ii) the “non-consolidation” in a bankruptcy proceeding of the Seller and the Company, in form and substance reasonably satisfactory to the Underwriters.

L. The Underwriters shall have received from McKee Nelson LLP, special counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Certificates, the Prospectus and such other related matters as the Underwriters shall reasonably require.

M. The Underwriters and their counsel shall have received copies of any opinions of counsel to the NovaStar Entities or the Trustee supplied to the Trustee relating to matters with respect to the Certificates, the formation of the Trust or the acquisition of the Mortgage Loans. Any such opinions shall be satisfactory to the Underwriters in form and substance.

N. The Underwriters shall have received an opinion from Dewey Ballantine LLP, special tax counsel to the Company to the effect that the statements in the Prospectus and the Prospectus Supplement under the heading “Material Federal Income Tax Consequences” accurately describe the material federal income tax consequences to the holders of the Offered Certificates and that the statements under the heading “ERISA Considerations” in the Prospectus and the Prospectus Supplement, are materially correct, to the extent such statements purport to state or summarize matters of federal law.

O. Each of the ISDA master agreement and related confirmation provided by Greenwich Capital Derivatives, Inc. or Wachovia Bank, N.A., as applicable, (in such capacity, the “Swap Provider” for the related ISDA master agreement and related confirmation) will be delivered by the applicable NovaStar Entity.

P. Each of the ISDA master agreement and related confirmation (collectively, the “Interest Rate Cap Agreements”) provided by the related cap counterparty, as applicable, (in such capacity, the “Cap Counterparty” for the related ISDA master agreement and related confirmation) will be delivered by the applicable NovaStar Entity. Each Interest Rate Cap Agreement shall have been duly authenticated by an authorized agent of the related Cap Counterparty, if so required under applicable state law or regulations.

Q. Counsel to each Cap Counterparty, as applicable, shall have furnished to the Underwriters a written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel, relating to corporate and securities matters with respect to the related Cap Counterparty.

R. The Underwriters shall have received such further information, certificates and documents as the Underwriters may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the NovaStar entities are in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder, may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Seller and the Company in writing, or by telephone or telegraph confirmed in writing.

7. Reserved

8. Indemnification and Contribution.

A. Regardless of whether any Offered Certificates are sold, the Seller, the Company and NFI will jointly and severally indemnify and hold harmless each Underwriter, each of their respective officers and directors and each person who controls each Underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the “1934 Act”), against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they may become subject, under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in, (i) the Registration Statement, or any amendment thereof or supplement thereto, (ii) the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or (iii) the Seller-Provided Information, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Seller, the Company and NFI shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information.

B. Regardless of whether any Offered Certificates are sold, each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller, the Company, NFI and each of its officers and directors and each person, if any, who controls the Seller, the Company and NFI within the meaning of the Act or the 1934 Act against any losses, claims, damages or liabilities to which they become subject under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with the Underwriter Information provided by such Underwriter, and will reimburse the Seller, the Company and NFI for any legal or other expenses reasonably incurred by the Seller, the Company and NFI in connection with investigating or defending against such loss, claim, damage, liability or action.

C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs A, B and E of this Section 8, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to paragraph A of this Section 8 and by the Seller, the Company and NFI in the case of parties indemnified pursuant to paragraphs B and E of this Section 8. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

D. Each Underwriter agrees, severally and not jointly, to provide the Company no later than the date on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of any Derived Information (defined below) for filing with the Commission on Form 8-K.

E. Each Underwriter agrees, severally and not jointly, assuming all Seller - Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Seller and the Company, their respective officers and directors and each person who controls the Seller within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The several obligations of each Underwriter under this Section 8(E) shall be in addition to any liability which each Underwriter may otherwise have.

The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(E).

F. For purposes of this Section 8, the term “Derived Information” means such portion, if any, of the information delivered to the Company pursuant to Section 8(D) for filing with the Commission on Form 8-K as: (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and (ii) does not constitute Seller-Provided Information. “Seller-Provided Information” means any computer tape furnished to the Underwriters by the Seller concerning the assets comprising the Trust.

G. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller, the Company, NFI and each Underwriter from the sale of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Seller, the Company, NFI and of each Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by each Underwriter shall be equal to its aggregate discount and underwriting commissions with respect to the Offered Certificates purchased by it, and the relative benefits of the Seller, the Company and NFI shall be equal to the balance of the proceeds of the sale of the Offered Certificates; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the Seller, the Company, NFI and each Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, the Company, NFI or by any of the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

H. The Seller, the Company, NFI and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph G of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph G of this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Underwriters shall be required to contribute any amount in excess of the aggregate discount and underwriting commissions with respect to the Offered Certificates purchased by it less amounts the underwriter has already been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission.

I. The Seller, the Company and each Underwriter each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 8 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

J. The obligations of the Seller and the Company under this Section 8 shall be in addition to any liability which the Seller and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act or the 1934 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller and to each person, if any, who controls the Seller within the meaning of the Act or the 1934 Act; provided, however, that in no event shall the Seller, the Company or the Underwriters be liable for double indemnification.

9. Information Supplied by Underwriters. The first sentence of the last paragraph on the front cover page of the Prospectus Supplement and the third paragraph under the heading “Method of Distribution” in the Prospectus Supplement (only to the extent such statements relate to the Underwriters) (the “Underwriter Information”) constitute the only information furnished by the Underwriters to the Seller and the Company for the purposes of Sections 2(B), 8(A) and 8(B) hereof. Each Underwriter confirms that the Underwriter Information relating to it is correct as of the date of the Prospectus Supplement.

10. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered or telecopied and confirmed in writing to Wachovia Capital Markets, LLC, 301 South College Street, 10th Floor, Charlotte, North Carolina 28288, Attention: Robert Perret, Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel, Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss, Legal Department, and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Valerie Kay; if sent to the Seller, shall be mailed, delivered or facsimiled and confirmed in writing to NovaStar Mortgage Inc., 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, Attention: Chris Miller, Senior Vice President; and if sent to the Company, shall be mailed, delivered or telegraphed and confirmed in writing to 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, Attention: Matt Kaltenrieder, Vice President.

11. Survival. All representations, warranties, covenants and agreements of the Seller and the Company contained herein or in agreements or certificates delivered pursuant hereto, the agreements of the Underwriters, the Seller and the Company contained in Section 8 hereof, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling persons, or any subsequent purchaser or the Seller or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Offered Certificates. The provisions of Sections 5 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Termination. The Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, (b) trading of any securities of NFI or the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (d) there shall have occurred a material disruption in securities settlement, payment or clearance services in the United States, or (e) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis which, in the Underwriters’ judgment, is material and adverse, and, in the case of any of the events specified in this clause (e), such event singly or together with any other such event makes it in the Underwriters’ judgment impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Certificates. Any such termination shall be without liability of any other party except that the provisions of Paragraph F. of Section 5 and Sections 7 and 8 hereof shall at all times be effective.

13. Successors. This Agreement will inure to the benefit of and be binding upon the signatories hereto and their respective successors and assigns (which successors and assigns do not include any person purchasing an Offered Note from the Underwriters), and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

14. APPLICABLE LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF ANY PROVISION OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, NEW YORK, AND THE PARTIES HERETO EXPRESSLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO WAIVE ANY DEFENSE OR CLAIM OF FORUM NON CONVENIENS THEY MAY HAVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

16. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the signatories hereto.

17. Default of Underwriters. If any of the Underwriters defaults in its obligations to purchase the Offered Certificates offered to it hereunder (such Underwriter, the “Defaulting Underwriter”), then the remaining Underwriters (the “Performing Underwriters”) shall have the option, but not the obligation, to purchase all, but not less than all, of the Offered Certificates offered to the Defaulting Underwriter. If a Performing Underwriter elects not to exercise such option, then this Agreement will terminate without liability on the part of such Performing Underwriter. Nothing contained herein shall relieve the Defaulting Underwriter from any and all liabilities to the Seller, the Company, NFI and the Performing Underwriters resulting from the default of the Defaulting Underwriter.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you, the Seller, the Company and NFI in accordance with its terms.

Very truly yours,

NOVASTAR MORTGAGE INC.

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

NOVASTAR MORTGAGE FUNDING CORPORATION

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

NOVASTAR FINANCIAL, INC.

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

Agreed to and Accepted by:

(as of the date hereof)

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Vinu Phillips
Name:	Vinu Phillips
Title:	Vice President

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Sharvin Setoodeh
Name:	Sharvin Setoodeh
Title:	Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Nita Cherry
Name:	Nita Cherry
Title:	Managing Director

By:	/s/ Ryan M. Stark
Name:	Ryan M. Stark
Title:	Vice President

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Peter Chai
Name:	Peter Chai
Title:	Managing Director

[Underwriting Agreement Signature Page]

Annex A

Underwriting

Class A-1A Certificates

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$385,000,000	0.19000%	99.81000%
Wachovia Capital Markets, LLC	385,000,000	0.19000%	99.81000%
Deutsche Bank Securities Inc.	150,000,000	0.19000%	99.81000%
Morgan Stanley & Co. Incorporated	80,000,000	0.19000%	99.81000%

Total:	$1,000,000,000		$998,100,000

Class A-1B Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$19,250,000	0.23500%	99.76500%
Wachovia Capital Markets, LLC	19,250,000	0.23500%	99.76500%
Deutsche Bank Securities Inc.	7,500,000	0.23500%	99.76500%
Morgan Stanley & Co. Incorporated	4,000,000	0.23500%	99.76500%

Total:	$50,000,000		$49,882,500

i

Class A-2A Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$77,000,000	0.23000%	99.77000%
Wachovia Capital Markets, LLC	77,000,000	0.23000%	99.77000%
Deutsche Bank Securities Inc.	30,000,000	0.23000%	99.77000%
Morgan Stanley & Co. Incorporated	16,000,000	0.23000%	99.77000%

Total:	$200,000,000		$199,540,000

Class A-2B Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$7,700,000	0.23500%	99.76500%
Wachovia Capital Markets, LLC	7,700,000	0.23500%	99.76500%
Deutsche Bank Securities Inc.	3,000,000	0.23500%	99.76500%
Morgan Stanley & Co. Incorporated	1,600,000	0.23500%	99.76500%

Total:	$20,000,000		$19,953,000

Class A-3A Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$91,129,500	0.22000%	99.78000%
Wachovia Capital Markets, LLC	91,129,500	0.22000%	99.78000%
Deutsche Bank Securities Inc.	35,505,000	0.22000%	99.78000%
Morgan Stanley & Co. Incorporated	18,936,000	0.22000%	99.78000%

Total:	$236,700,000		$236,179,260

Class A-3B Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$44,968,000	0.23500%	99.76500%
Wachovia Capital Markets, LLC	44,968,000	0.23500%	99.76500%
Deutsche Bank Securities Inc.	17,520,000	0.23500%	99.76500%
Morgan Stanley & Co. Incorporated	9,344,000	0.23500%	99.76500%

Total:	$116,800,000		$116,525,520

Class A-3C Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$35,997,500	0.23500%	99.76500%
Wachovia Capital Markets, LLC	35,997,500	0.23500%	99.76500%
Deutsche Bank Securities Inc.	14,025,000	0.23500%	99.76500%
Morgan Stanley & Co. Incorporated	7,480,000	0.23500%	99.76500%

Total:	$93,500,000		$93,280,275
Class A-3D Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$46,200,000	0.23500%	99.76500%
Wachovia Capital Markets, LLC	46,200,000	0.23500%	99.76500%
Deutsche Bank Securities Inc.	18,000,000	0.23500%	99.76500%
Morgan Stanley & Co. Incorporated	9,600,000	0.23500%	99.76500%

Total:	$120,000,000		$119,718,000

Class M-1 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$24,139,500	0.30000%	99.7000%
Wachovia Capital Markets, LLC	24,139,500	0.30000%	99.7000%
Deutsche Bank Securities Inc.	9,405,000	0.30000%	99.7000%
Morgan Stanley & Co. Incorporated	5,016,000	0.30000%	99.7000%

Total:	$62,700,000		$62,511,900
Class M-2 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$23,716,000	0.35000%	99.65000%
Wachovia Capital Markets, LLC	23,716,000	0.35000%	99.65000%
Deutsche Bank Securities Inc.	9,240,000	0.35000%	99.65000%
Morgan Stanley & Co. Incorporated	4,928,000	0.35000%	99.65000%

Total:	$61,600,000		$61,384,400
Class M-3 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$12,705,000	0.40000%	99.60000%
Wachovia Capital Markets, LLC	12,705,000	0.40000%	99.60000%
Deutsche Bank Securities Inc.	4,950,000	0.40000%	99.60000%
Morgan Stanley & Co. Incorporated	2,640,000	0.40000%	99.60000%

Total:	$33,000,000		$32,868,000

v

Class M-4 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$12,705,000	0.45000%	99.55000%
Wachovia Capital Markets, LLC	12,705,000	0.45000%	99.55000%
Deutsche Bank Securities Inc.	4,950,000	0.45000%	99.55000%
Morgan Stanley & Co. Incorporated	2,640,000	0.45000%	99.55000%

Total:	$33,000,000		$32,851,500
Class M-5 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$11,434,500	0.50000%	99.50000%
Wachovia Capital Markets, LLC	11,434,500	0.50000%	99.50000%
Deutsche Bank Securities Inc.	4,455,000	0.50000%	99.50000%
Morgan Stanley & Co. Incorporated	2,376,000	0.50000%	99.50000%

Total:	$29,700,000		$29,551,500
Class M-6 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$9,317,000	0.60000%	99.40000%
Wachovia Capital Markets, LLC	9,317,000	0.60000%	99.40000%
Deutsche Bank Securities Inc.	3,630,000	0.60000%	99.40000%
Morgan Stanley & Co. Incorporated	1,936,000	0.60000%	99.40000%

Total:	$24,200,000		$24,054,800

Class B-1 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$8,893,500	0.70000%	99.30000%
Wachovia Capital Markets, LLC	8,893,500	0.70000%	99.30000%
Deutsche Bank Securities Inc.	3,465,000	0.70000%	99.30000%
Morgan Stanley & Co. Incorporated	1,848,000	0.70000%	99.30000%

Total:	$23,100,000		$22,938,300
Class B-2 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$8,470,000	0.80000%	99.20000%
Wachovia Capital Markets, LLC	8,470,000	0.80000%	99.20000%
Deutsche Bank Securities Inc.	3,300,000	0.80000%	99.20000%
Morgan Stanley & Co. Incorporated	1,760,000	0.80000%	99.20000%

Total:	$22,000,000		$21,824,000
Class B-3 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$8,470,000	0.85000%	99.15000%
Wachovia Capital Markets, LLC	8,470,000	0.85000%	99.15000%
Deutsche Bank Securities Inc.	3,300,000	0.85000%	99.15000%
Morgan Stanley & Co. Incorporated	1,760,000	0.85000%	99.15000%

Total:	$22,000,000		$21,813,000

Class B-4 Certificates
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$2,964,500	0.85656%	90.924692%
Wachovia Capital Markets, LLC	2,964,500	0.85656%	90.924692%
Deutsche Bank Securities Inc.	1,155,000	0.85656%	90.924692%
Morgan Stanley & Co. Incorporated	616,000	0.85656%	90.924692%

Total:	$7,700,000		$7,001,201